THIS PROXY IS SOLICITED ON
                    BEHALF OF THE BOARD OF DIRECTORS OF
                    ARROW-MAGNOLIA INTERNATIONAL, INC.

     The undersigned shareholder of Arrow-Magnolia International, Inc. (the "Company"), revoking all prior proxies, does by these presents name, constitute and appoint Morris Shwiff and Fred Kenner and each of them, the true and lawful proxy and attorney-in-fact of the undersigned, with full power of substitution, to vote all shares of the Common Stock, par value $0.10 per share, of the Company standing in the name of the undersigned on the books of the Company at the close of business on April 30, 1999 or in respect of which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders, to be held on May 27, 1999 at the Community Room, Chase Bank of Texas, 12875 Josey Lane, Farmers Branch, Texas 75234, and at any and all adjournments thereof, on the following matters:

  1. Election of Directors

        FOR all nominees                     WITHHOLD
        listed below (except                 AUTHORITY to vote
        as marked to the                     for all nominees
        contrary below)                      listed below


Morris Shwiff, Mark Kenner, Fred Kenner, Robert D. DeRosier and Clifton R. Duke.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

---------------------------------------------------------------


    2. Ratification of the declaration of a 10% stock dividend of the Company's common stock.

      FOR              AGAINST            WITHHOLD


     3. In their discretion, upon such other procedural matters as may properly come before the meeting.

     Please complete, sign and mail this proxy promptly in the enclosed self-addressed envelope, which requires no postage if mailed in the United States. IF NO SPECIFIC DIRECTION IS GIVEN,
THIS PROXY WILL BE VOTED "FOR" MATTERS NO. 1 AND 2.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement each dated
April ---, 1999.

                              Dated ---------------------, 1999



                              ----------------------------------
                              Shareholder's Signature



                              ----------------------------------
                              Shareholder's Signature


                              NOTE: Please sign exactly as your
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                              stands in two or more names, please
                              have all sign. If this Proxy is
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                              or in any representative
                              capacity, the title of the person
                              signing should be given in full
                              and any necessary documentary
                              evidence of authority to sign
                              this Proxy should be presented.